UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 8, 2006 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3979 Freedom Circle
Santa Clara, California 95054
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On May 8, 2006, the Board of Directors of WebEx Communications, Inc. (“Company” or “WebEx”) approved several amendments to the Company’s Stock Incentive Plan (the “Plan”). The amendments included changes to the Plan to conform to recent changes in applicable corporate laws, securities laws and accounting pronouncements applicable to the Plan, as well as the insertion of clarifying language regarding Company withholding and leave of absence policies. The amendments also included changes in the form of director equity compensation (from stock options to stock appreciation rights), shielding the Company from liability for non-issuance or sale of shares prohibited by applicable laws or regulations or failure to obtain regulatory approval, and the inclusion of an appendix detailing the criteria governing performance-based equity grants.

The foregoing description of the amendments to the Plan is qualified in its entirety to the full text of the amended and restated Plan, a copy of which is attached hereto as an exhibit and which is incorporated by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 8, 2006, the chief executive officer of WebEx Communications, Inc. ("WebEx"), Subrah Iyar, assumed the additional title of president of WebEx upon appointment by the WebEx board of directors.  Mr. Iyar, 48, is a co-founder of WebEx and has served as WebEx chief executive officer, and chairman of the WebEx board of directors, since February 1997.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
1.01*	WebEx 2000 Stock Incentive Plan, Amended and Restated as of May 8, 2006 and form of agreements thereto.

_________

* Denotes a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, INC.

Date: May 8, 2006	By:	/s/ Subrah S. Iyar
Name: Subrah S. Iyar
Title: President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
1.01	WebEx 2000 Stock Incentive Plan, Amended and Restated as of May 8, 2006 and form of agreements thereto.
_________

* Denotes a management contract or compensatory plan or arrangement.